UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 18, 2016

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Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

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Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 18, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., the general partner (the “General Partner”) of Black Stone Minerals, L.P. (the “Partnership”), adopted forms of grant notices and award agreements for short-term incentive awards (the “STI Grant Notice and Agreement”) and performance-based phantom unit (“performance unit”) awards (the “LTI Grant Notice and Agreement”) that may be granted to employees, including executive officers, of the General Partner and its subsidiaries pursuant to the Black Stone Minerals, L.P. Long-Term Incentive Plan (the “Plan”). The following descriptions of the STI Grant Notice and Agreement and the LTI Grant Notice and Agreement are qualified in their entirety by reference to the STI Grant Notice and Agreement and the LTI Grant Notice and Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

STI Grant Notice and Agreement. The Committee adopted the STI Grant Notice and Agreement to evidence short-term incentive awards that may be granted to employees, including executive officers, of the General Partner and its subsidiaries. Subject to the STI Grant Notice and Agreement, the Plan and the other terms and conditions set forth therein, any short-term incentive award may become earned based on the satisfaction of certain performance metrics during the applicable performance period so long as the grantee remains continuously employed by the Partnership, the General Partner or any of their respective affiliates (the “employer”) from the date of grant through the end of the performance period. The STI Grant Notice and Agreement provides that a pro-rated portion of a short-term incentive award will immediately become earned if the grantee’s employment is terminated by the employer without “cause” or by the grantee for “good reason” or by reason of the grantee’s disability or death so long as the grantee remains continuously employed by the employer from the date of grant through the date of such termination. The STI Grant Notice and Agreement provides for the settlement of short-term incentive awards through the issuance of the Partnership’s common units (in the form of Bonus Units pursuant to the Plan) as soon as administratively practicable following the Committee’s determination of the level of achievement of the applicable performance metrics for the applicable performance period.

LTI Grant Notice and Agreement. The Committee adopted the LTI Grant Notice and Agreement to evidence performance unit awards granted under the Plan to employees, including executive officers, of the General Partner and its subsidiaries. Subject to the LTI Grant Notice and Agreement, the Plan and the other terms and conditions set forth therein, the performance unit awards granted under the LTI Grant Notice and Agreement may become earned based on the achievement of certain performance metrics established by the Committee and set forth in a grantee’s LTI Grant Notice and Agreement so long as the grantee remains continuously employed by the employer from the date of grant through the end of the applicable performance period. Each performance unit award may be granted in tandem with a corresponding distribution equivalent right (a “DER”) which entitles a grantee upon settlement of his earned performance unit awards to the issuance of additional common units of the Partnership with a value at the time of issuance equal to the aggregate amount of cash distributions that were paid to each holder of a common unit of the Partnership during the applicable performance period. The LTI Grant Notice and Agreement provides that in the event a grantee’s employment is terminated by the employer without “cause” or by the grantee for “good reason” prior to a “change of control”, a pro-rated number of performance units (determined based on the actual achievement of the performance metrics as of the date of such termination) will immediately become earned so long as the grantee remains continuously employed by the employer from the date of grant through the date of such termination. In the event a grantee’s employment is terminated by the employer without “cause” or by the grantee for “good reason” within 24 months following a “change of control”, or if grantee’s employment is terminated by reason of grantee’s disability or death, a number of performance units determined based on the actual achievement of the performance metrics as of the date of such termination and assuming a target level of performance for any remaining portion of the performance period, if any, shall immediately become earned so long as the grantee remains continuously employed by the employer from the date of grant through the date of such termination. The LTI Grant Notice and Agreement provides for the settlement of performance unit awards in the form of the Partnership’s common units as soon as administratively practicable following the Committee’s determination of the level of achievement of the applicable performance metrics.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT	DESCRIPTION
10.1	Form of STI Award Grant Notice and STI Award Agreement (Leadership) under the Black Stone Minerals, L.P. Long-Term Incentive Plan.

10.2	Form of LTI Award Grant Notice and LTI Award Agreement (Leadership) under the Black Stone Minerals, L.P. Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: February 18, 2016	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Form of STI Award Grant Notice and STI Award Agreement (Leadership) under the Black Stone Minerals, L.P. Long-Term Incentive Plan.

10.2	Form of LTI Award Grant Notice and LTI Award Agreement (Leadership) under the Black Stone Minerals, L.P. Long-Term Incentive Plan.

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